UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 10, 2010

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.         Changes in Registrant’s Certifying Accountant.

On June 10, 2010, InfoLogix, Inc. (the “Company”) was orally notified by McGladrey & Pullen, LLP, its independent registered public accounting firm (“McGladrey & Pullen”), that McGladrey & Pullen was resigning as the Company’s independent registered public accounting firm, effective immediately.  The termination of the auditor-client relationship was subsequently confirmed in writing.

McGladrey & Pullen’s report on the Company’s financial statements for the two most recent fiscal years ended December 31, 2009 and 2008, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  The report, however, did contain an explanatory paragraph disclosing the uncertainty regarding the ability of the Company to continue as a going concern.

During the two most recent fiscal years ended December 31, 2009 and 2008, and through the date of this report, the Company did not have any disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, would have caused the Company to make reference to the subject matter of the disagreement in connection with this report.

In connection with its audit of the Company’s consolidated financial statements for the year ended December 31, 2009, McGladrey & Pullen identified deficiencies in internal control that constitute a material weakness.  The material weakness relates to the Company’s accounting for a transaction with its senior lender.  The Company has taken and continues to take steps to remediate the deficiencies.

The Company requested McGladrey & Pullen to furnish a letter to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the McGladrey & Pullen letter is filed as Exhibit 16.1 to this current report on Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

16.1	Letter from McGladrey & Pullen, dated as of June 16, 2010, regarding change in certifying accountant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: June 16, 2010	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from McGladrey & Pullen, dated as of June 16, 2010, regarding change in certifying accountant.